Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 22, 2009

EAGLE OIL HOLDING COMPANY, INC.
(Name of Registrant as specified in its charter)

Nevada	000-1437476	20-1144153
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

50 W. Liberty, Suite 880
Reno, Nevada 89501
(209) 736-4854
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes In Registrant's Certifying Accountant.

Eagle Oil Holding Company, Inc. the (“Company”) was notified, on or about April 22, 2009, that Li & Company, PC (“Li & Co”), the Company’s independent registered public accounting firm for the fiscal years ended April 30, 2007 and April 30, 2008, Li & Co. would not stand for re-election as the independent registered public accounting firm of the Company for the fiscal year ended April 30, 2009 due the change in the Company’s business from real estate to oil and gas production.  With the approval of the Company’s Board of Directors, Liebman Goldberg & Hymowitz, LLP was engaged as the Company’s independent registered public accounting firm.

During the two fiscal years ended April 30, 2007 and April 30, 2008 through the engagement of Liebman Goldberg & Hymowitz, LLP as the Company’s independent registered public accounting firm, neither the Company nor anyone on its behalf consulted Liebman Goldberg & Hymowitz, LLP with respect to any accounting or auditing issues involving the Company. In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any matter that was either the subject of a disagreement, as described in Item 304 of Regulation S-K (“Regulation S-K”) promulgated by the Securities and Exchange Commission (the “SEC”), with Li & Co., or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.

Li & Co performed audits of the Company’s consolidated financial statements for the two fiscal years ended April 30, 2007 and April 30, 2008, Li & Co.’s reports did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended April 30, 2007 and April 30, 2008, there were no (i) disagreements between the Company and Li & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused Li & Co. to make reference to the subject matter of such disagreements in connection with its report, or (ii) “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that Li & Co. furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 16, 2010

Eagle Oil Holding Company, Inc.

/s/ Brian Wilmot
By: Brian Wilmot, CEO